Exhibit 99.1

News Release

ARIAD NAMES PARIS PANAYIOTOPOULOS AS ITS
PRESIDENT AND CHIEF EXECUTIVE OFFICER

Cambridge, MA, December 18, 2015–- ARIAD Pharmaceuticals, Inc. (NASDAQ: ARIA) today announced that its Board of Directors has voted unanimously to appoint Paris Panayiotopoulos President and Chief Executive Officer (CEO), effective January 1, 2016. Panayiotopoulos joins ARIAD from his current position of President of EMD Serono, Inc. Panayiotopoulos also has been elected to ARIAD’s Board of Directors.  He will succeed Harvey J. Berger, M.D., ARIAD’s founder, chairman and CEO.

Panayiotopoulos, 41, is a global biopharmaceutical leader. At EMD Serono and its parent company Merck KGaA, Darmstadt, Germany, he achieved organizational turnarounds in the United States, Japan and Western Europe by building high-performing and trusting teams, and creating an enduring vision and strategy in each role that he served.  Previously, Panyiotopoulos held global leadership roles focusing on strategic marketing, cross-functional portfolio management and restructuring.  Prior to this, he was at Eli Lilly & Co.

Alexander Denner, Ph.D., the chairman of the CEO search committee, stated, “We are excited to welcome Paris as our new CEO.  The search committee conducted an extremely thorough process, and we are very pleased with this outcome. Paris’ track record of global and turnaround success, both strategically and operationally, is just what the company needs at this time.”

“We are delighted to welcome Paris as our new CEO,” stated Wayne Wilson, lead director for ARIAD.  “Paris is a dynamic leader with a proven ability to set vision, define strategy, build culture and align teams to successfully execute against objectives.  He has the necessary skills to bring a renewed focus to company execution as we work together to explore all paths in maximizing value for shareholders.  We thank Harvey for his stewardship of ARIAD over the past 24 years, the contributions that he has made in building ARIAD and wish him well.”

Panayiotopoulos stated, “I am very pleased to be joining ARIAD at this exciting time. Together with our passionate and highly capable employees, I fully expect that we will maximize the company's commercial potential and further strengthen its pipeline. This will grow ARIAD's importance as a highly specialized oncology company and build long-term value for our shareholders.”

Panayiotopoulos holds a combined BSc in Chemistry and Management Studies from University College London and a MSc in Marketing and Product Management from Cranfield Business School in the UK.

About ARIAD

ARIAD Pharmaceuticals, Inc., headquartered in Cambridge, Massachusetts and Lausanne, Switzerland, is an integrated global oncology company focused on transforming the lives of cancer patients with breakthrough medicines.  ARIAD is working on new medicines to advance the treatment of various forms of chronic and acute leukemia, lung cancer and other difficult-to-treat cancers.  ARIAD utilizes computational and structural approaches to design small-molecule drugs that overcome resistance to existing cancer medicines.  For additional information, visit http://www.ariad.com or follow ARIAD on Twitter (@ARIADPharm).

Forward Looking Statements

This press release contains forward-looking statements, each of which are qualified in their entirety by this cautionary statement. Any statements contained herein which do not describe historical facts, including, but not limited to, the statements made by our board members and Mr. Panayiotopoulos, are forward-looking statements that are based on management's expectations and are subject to certain factors, risks and uncertainties that may cause actual results, outcome of events, timing and performance to differ materially from those expressed or implied by such statements. These factors, risks and uncertainties include, but are not limited to: sales of Iclusig; pricing and reimbursement; the costs associated with our research, development, manufacturing, commercialization and other activities; the conduct, timing and results of clinical studies of Iclusig and our product candidates; the adequacy of our capital resources and the availability of additional funding; safety issues related to Iclusig and our product candidates; and those additional factors detailed in our public filings with the U.S. Securities and Exchange Commission, including our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. Except as otherwise noted, these forward-looking statements speak only as of the date of this press release and we undertake no obligation to update or revise any of these statements to reflect events or circumstances occurring after this press release. We caution investors not to place considerable reliance on the forward-looking statements contained in this press release.

CONTACTS:	For Investors/Analysts	For Media
	Maria Cantor	Liza Heapes
	Maria.cantor@ariad.com	Liza.heapes@ariad.com
	(617) 621-2208	(617) 621-2315

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